Exhibit 23.2

                       CONSENT OF BEARD MILLER COMPANY LLP

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            Consent of Independent Registered Public Accounting Firm


     We hereby consent to the incorporation by reference in this Registration Statement of our report dated March 16, 2007, relating to the consolidated financial statements appearing in Colonial Bankshares, Inc.'s Annual Report on Form 10-KSB (Commission File No. 000-51385) for the year ended December 31, 2006.



\s\ Beard Miller Company LLP

Beard Miller Company LLP
Paoli, Pennsylvania
May 11, 2007